Exhibit 10.54

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF AUGUST 15, 2011 BY NEWSPRING SBIC MEZZANINE CAPITAL II, L.P., DE LAGE LANDEN FINANCIAL SERVICES, INC. AND DE LAGE LANDEN FINANCIAL SERVICES CANADA INC. (AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS), AS IT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND EACH HOLDER HEREOF BY ITS ACCEPTANCE HEREOF SHALL BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT.

SECURITY AGREEMENT

SECURITY AGREEMENT, dated this 15th day of August, 2011, by each of the undersigned (each a “Company” and collectively the “Companies”) in favor of NEWSPRING SBIC MEZZANINE CAPITAL II, L.P., a Delaware limited partnership (together with its successors and assigns, the “Investor”).

WHEREAS, the Companies and the Investor are entering into that certain Subordinated Loan Agreement dated as of the date hereof (as it may be amended, restated or modified from time to time, the “Loan Agreement”) by and among the Companies and Investor, providing for, among other things, issuance by Emtec, Inc., a Delaware corporation and a Company (“Emtec”) to the Investor of a detachable warrant (the “Warrant”), exercisable in whole or in part by the Investor for a period of ten years after the date of the Loan Agreement, entitling the Investor to purchase from Emtec the number of shares of Emtec’s Common Stock (as defined in the Warrant), as equals five percent of the Common Stock outstanding at the time of, and after giving effect to, the exercise of the Warrant, under the terms of the Warrant; and

WHEREAS, each of the undersigned Companies are Borrowers under the Loan Agreement; and

WHEREAS, it is a condition precedent to the Investor’s making any loans or otherwise extending credit to the Borrowers under the Loan Agreement that the Companies execute and deliver to the Investor a security agreement in substantially the form hereof; and

WHEREAS, the Companies wish to grant a security interest in favor of the Investor as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1	Definitions.

(a) All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement.

(b) The term “Agreement” means this Security Agreement, together with all Schedules and Exhibits hereto and all amendments, modifications or restatements as may from time to time be in effect with respect hereto.

(c) The term “Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

(d) The term “Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any requirement of law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

(e) The term “Internet Domain Names” means all right, title and interest (and all related IP Ancillary Rights) arising under any requirement of law in or relating to internet domain names.

(f) The term “IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

(g) The term “IP Licenses” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, licensing any right to or interest in any Intellectual Property.

(h) The term “Limited Liability Agreement” means the Limited Liability Agreement of each Company that is a limited liability agreement, as it may be amended, restated or modified from time to time as permitted under the terms of this Agreement and the Loan Agreement.

(i) The term “Obligations”, as used herein, means any and all of the indebtedness, obligations and liabilities of any kind and description arising in any way of any Company to the Investor, or to any affiliate thereof, individual or collective, joint or several, direct or indirect, absolute or contingent, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, now existing or hereafter arising under or in respect of the Loan Agreement, the Warrant, or any other Loan Document, whether incurred by any Company as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation any future advances, whether obligatory or voluntary under, or refinancings, renewals or extensions of or substitutions for, any existing or future debt, principal, interest and fees, late fees and expenses (including, attorneys’ fees and costs), or that have been or may hereafter be contracted or incurred and any and all costs, expenses and liabilities which may be made or incurred by the Investor in any way in connection with any of the foregoing obligations or any collateral security therefor.

(j) The term “Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of law in or relating to letters patent and applications therefor.

(k) The term “Securities”, as used herein, means Capital Stock and/ other securities of any entity now owned by or standing in the name of a Company or in which a Company has a legal or beneficial interest, including without limitation those which are described on Schedule 2 attached hereto and made a part hereof (as the same may from time to time be amended in writing by the parties hereto.

(l) The term “State”, as used herein, means the Commonwealth of Pennsylvania.  All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

(m) The term “Trademark” as used herein, means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

(n) The term “Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any requirement of law in or relating to trade secrets.

SECTION 2	Grant of Security Interest.

Each Company hereby grants to the Investor, to secure the due and punctual payment and performance in full in cash of all of the Obligations, a continuing security interest in and general Lien upon, and pledges and assigns to the Investor, its right, title and interest in the following properties, assets and rights of such Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including without limitation all:

(a) goods (including without limitation inventory, equipment and any accessions thereto),

(b) instruments (including without limitation promissory notes),

(c) documents,

(d) accounts (including without limitation health-care-insurance receivables),

(e) chattel paper (whether tangible or electronic),

(f) deposit accounts,

(g) letter-of-credit rights (whether or not the letter of credit is evidenced by a writing),

(h) commercial tort claims,

(i) Securities and all other investment property,

(j) supporting obligations,

(k) any other contract rights or rights to the payment of money,

(l) insurance claims and proceeds, and

(m) all general intangibles (including without limitation all Intellectual Property and payment intangibles).

Notwithstanding the foregoing, “Collateral” shall not include:  (x) more than 65% of the voting Capital Stock of each Foreign Subsidiary directly held by each Company; provided, that immediately upon any amendment of the Code that would allow the pledge of a greater percentage of such Capital Stock without material adverse tax consequences, “Collateral” shall include such greater percentage of Capital Stock of such Foreign Subsidiary from that time forward and (y) Collateral shall not include any property or agreement of any Company to the extent (but only to the extent) the granting of a security interest therein is prohibited by applicable Laws, requires a consent not obtained of any Governmental Authority pursuant to applicable Laws or is prohibited by, or constitutes a breach or default under, or results in the termination of, or requires any consent not obtained under, any Contract, instrument or other document giving rise to or affecting such property, in each case solely to the extent that such breach, default, termination or requirement for consent is not rendered ineffective by any of Sections 9-406, 9-407 or 9-408 of the UCC or other applicable Laws.

The Investor acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to each Company’s compliance with Section 4.7.  The security interests granted herein are granted as security only and shall not subject the Investor to, or in any way affect or modify, any obligation or liability of any Company with respect to any of the Collateral or any transaction which gave rise thereto.

SECTION 3	Authorization to File Financing Statements and Register Intellectual Property Filings.

(a) Each Company hereby irrevocably authorizes the Investor at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral: (A) as all assets of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Company is an organization, the type of organization and any organization identification number issued to such Company and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.

(b) Each Company agrees to furnish any such information reasonably required by the Investor for the purpose of perfecting its security interests hereunder to the Investor promptly upon the Investor’s request.

(c) Each Company hereby irrevocably authorizes the Investor at any time and from time to time to file with the United States Patent and Trademark Office such agreements with respect to Intellectual Property rights as the Investor may from time to time reasonably request to record its security interest in such Intellectual Property.

SECTION 4	Other Actions.

Further to ensure the attachment, perfection and priority of, and the ability of the Investor to enforce the Investor’s security interest in the Collateral, each Company agrees, in each case at such Company’s expense, to take the following actions with respect to the following Collateral, and without limitation on such Company’s other obligations contained in this Agreement:

4.1.  Promissory Notes and Tangible Chattel Paper.  If any Company shall at any time hold or acquire any promissory notes or tangible chattel paper with an individual face amount in excess of $ 250,000.00 or an aggregate face amount in excess of $ 500,000.00, such Company shall, upon the request of the Investor, forthwith endorse, assign and deliver the same to the Investor, accompanied by such instruments of transfer or assignment duly executed in blank as the Investor may from time to time specify.

4.2.  Deposit Accounts.  Subject to the terms of the DLL Intercreditor Agreement, for each deposit account that any Company at any time opens or maintains, such Company shall, at the Investor’s request and option, pursuant to an agreement in form and substance satisfactory to the Investor, cause the depositary bank to agree to comply, without further consent of such Company, at any time with instructions from the Investor to such depositary bank directing the disposition of funds from time to time credited to such deposit account.  The Investor agrees with each Company that the Investor shall not give any such instructions or withhold any withdrawal rights from such Company, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Loan Documents, would occur.  The provisions of this paragraph shall not apply to (a) any deposit account for which any Company, the depositary bank and the Investor have entered into a cash collateral agreement specially negotiated among such Company, the depositary bank and the Investor for the specific purpose set forth therein, (b) a deposit account for which the Investor is the depositary bank and is in automatic control, or (c) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Company’s salaried employees.

4.3.  Investment Property.

(a) Perfection Matters.  If any Company shall at any time hold or acquire any certificated Securities consisting of Collateral, such Company shall, subject to the DLL Intercreditor Agreement, forthwith endorse, assign and deliver the same to the Investor, accompanied by such instruments of transfer or assignment duly executed in blank as the Investor may from time to time specify.  Subject to the terms of the DLL Intercreditor Agreement, if any Securities now or hereafter acquired by any Company are uncertificated and are issued to such Company or its nominee directly by the issuer thereof, such Company shall immediately notify the Investor thereof and, at the Investor’s request and option, pursuant to an agreement in form and substance satisfactory to the Investor, either (i) cause the issuer to agree to comply, without further consent of such Company or such nominee, at any time with instructions from the Investor as to such Securities, or (ii) arrange for the Investor to become the registered owner of the Securities.  Subject to the terms of the DLL Intercreditor Agreement, if any Securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Company are held by such Company or its nominee through a securities intermediary or commodity intermediary, such Company shall immediately notify the Investor thereof and, at the Investor’s request and option, pursuant to an agreement in form and substance satisfactory to the Investor, either (A) cause such Securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Company or such nominee, at any time with entitlement orders or other instructions from the Investor to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Investor to such commodity intermediary, or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Investor to become the entitlement holder with respect to such investment property, with such Company being permitted, only with the consent of the Investor, to exercise rights to withdraw or otherwise deal with such investment property.  The Investor agrees with each Company that the Investor shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, an Event of Default would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Investor is the securities intermediary.

(b) Dividends; Distributions.  Prior to the full payment and performance of the Obligations, Investor shall be entitled to receive, as additional Collateral any and all additional shares of stock or any other property of any kind distributable on or by reason of the Securities pledged hereunder, whether in the form of or by way of stock dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the sole exception of normal, regularly declared cash dividends or cash interest payments as the case may be.  If any of such property, other than such cash dividends or interest, shall come into the possession or control of any Company, such Company shall hold or control and forthwith transfer and deliver the same to Investor subject to the provisions hereof.

(c) No Default.  So long as no Default or Event of Default has occurred and is continuing:

(1) The Companies shall be entitled to receive and retain any normal, regularly declared cash dividends or interest payments (as the case may be) paid on the Securities pledged hereunder.

(2) The Companies may exercise all voting rights, if any, pertaining to the Securities for any purpose not inconsistent with the terms hereof or of the Obligations or Loan Documents.  In the event the Securities have been transferred into the name of Investor or a nominee or nominees of Investor prior to the occurrence of an Event of Default,  Investor or its nominee will execute and deliver upon request of such Company an appropriate proxy in order to permit such Company to vote, if applicable, the same.

(d) No Liability.  Investor shall be under no obligation to take any actions and shall have no liability (except for gross negligence or willful misconduct) with respect to the preservation or protection of the pledged Securities or any underlying interests represented thereby as against any prior or other parties.  In the event a Company requests that Investor take or omit to take action(s) with respect to the Collateral, Investor may refuse so to do in its discretion if such Company does not, upon request of Investor, post sufficient, creditworthy indemnities with Investor which, in Investor’s sole discretion, are sufficient to hold it harmless from any possible liability of any kind in connection therewith.

4.4.  Collateral in the Possession of a Bailee; Landlord Waivers.

(a) If any Collateral is at any time in the possession of a bailee, the applicable Company shall promptly notify the Investor thereof and, at the Investor’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Investor, that the bailee holds such Collateral for the benefit of the Investor and such bailee’s agreement to comply, without further consent of such Company, at any time with instructions of the Investor as to such Collateral.  The Investor agrees with each Company that the Investor shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to the bailee.

(b) If any Collateral is at any time held at a leased location, the applicable Company shall promptly notify the Investor thereof, and, at the Investor’s request and option, shall use its commercially reasonable efforts to promptly obtain a landlord waiver from the landlord, in form and substance reasonably satisfactory to the Investor.

4.5.  Electronic Chattel Paper and Transferable Records.  Subject to the terms of the DLL Intercreditor Agreement, if any Company at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in § 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Company shall promptly notify the Investor thereof and, at the request and option of the Investor, shall take such action as the Investor may reasonably request to vest in the Investor control, under § 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, § 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Investor agrees with each Company that the Investor will arrange, pursuant to procedures reasonably satisfactory to the Investor and so long as such procedures will not result in the Investor’s loss of control, for such Company to make alterations to the electronic chattel paper or transferable record permitted under UCC § 9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or § 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to such electronic chattel paper or transferable record.

4.6.  Letter of Credit Rights.  Subject to the terms of the DLL Intercreditor Agreement, if any Company is at any time a beneficiary under a letter of credit in excess of $250,000.00 now or hereafter, such Company shall, promptly notify the Investor thereof and, at the request and option of the Investor, such Company shall, pursuant to an agreement in form and substance satisfactory to the Investor, either (i) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to the Investor of the proceeds of the letter of credit or (ii) arrange for the Investor to become the transferee beneficiary of the letter of credit, with the Investor agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Facilities Agreement.

4.7.  Commercial Tort Claims.  Subject to the terms of the DLL Intercreditor Agreement, if any Company shall at any time hold or acquire a commercial tort claim of which it has knowledge that is in excess of $500,000.00, such Company shall, immediately notify the Investor in a writing signed by such Company of the particulars thereof and grant to the Investor in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Investor.

4.8.  Intellectual Property.  Subject to the terms of the DLL Intercreditor Agreement, if any Company shall at any time acquire (whether absolutely or by license) or create any additional registered Intellectual Property, such Company shall give the Investor prompt notice of such acquisition or creation.

4.9.  Receivable with the United States of America.  Subject to the terms of the DLL Intercreditor Agreement, if any invoice of a Company with a face value in excess of $5,000,000 arises out of a contract with the United States of America or any department, agency, subdivision, instrumentality, independent establishment, commission, administration, authority, board or bureau thereof, or corporation in which the United States of America has a proprietary interest, such Company shall promptly notify Investor of such fact in writing and shall execute any instruments and take any other action required or reasonably requested by Investor to comply with the Federal Assignment of Claims Act.

4.10.  Other Actions as to any and all Collateral.  Subject to the terms of the DLL Intercreditor Agreement, each Company further agrees, upon request of the Investor and at the Investor’s option, to take any and all other actions as the Investor may reasonably determine to be necessary for the attachment and perfection, and the ability of the Investor to enforce, the Investor’s security interest in any and all of the Collateral, including, without limitation:

(a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that any Company’s signature thereon is required therefor,

(b) causing the Investor’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Investor to enforce, the Investor’s security interest in such Collateral,

(c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Investor to enforce, the Investor’s security interest in such Collateral,

(d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Investor, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, and

(e) using commercially reasonable efforts to obtain waivers from mortgagees in form and substance reasonably satisfactory to the Investor.

SECTION 5	Relation to Other Security Documents.

The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated:

5.1.  Intellectual Property Security Agreements.  Concurrently herewith certain Companies are executing and delivering to the Investor Intellectual Property Security Agreements pursuant to which they are granting security interests to the Investor in certain Collateral consisting of certain Intellectual Property.  The provisions of the Intellectual Property Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Intellectual Property Security Agreements shall derogate from any of the rights or remedies of the Investor hereunder.

5.2.  Collateral Assignment of Undertakings.  Concurrently herewith, Emtec and Emtec Global are executing and delivering to the Investor a Collateral Assignment of Undertakings with respect to the Gnuco Acquisition Agreement (the “Collateral Assignment”). The provisions of the Collateral Assignment are supplemental to the provisions of this Agreement, and nothing contained in the Collateral Assignment shall derogate from any of the rights or remedies of the Investor hereunder.  Neither the delivery of, nor anything contained in, the Collateral Assignment shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

SECTION 6	Representations and Warranties.

6.1.  Representations and Warranties Concerning the Companies’ Legal Status.  Each Company has previously delivered to the Investor a certificate signed by such Company and entitled “Security Agreement Questionnaire” (the “Security Questionnaire”), copies of which are attached to this Agreement as Schedule 1.  Each Company represents and warrants to the Investor as follows as of the date hereof:

(a) the Company’s exact legal name is that indicated on the applicable Security Questionnaire and on the signature page hereof,

(b) the Company is an organization of the type, and is organized in the jurisdiction, set forth in the applicable Security Questionnaire,

(c) the applicable Security Questionnaire accurately sets forth the Company’s organizational identification number or accurately states that the Company has none,

(d) the applicable Security Questionnaire accurately sets forth the Company’s place of business or, if more than one, its chief executive office, as well as the Company’s mailing address, if different,

(e) all other information set forth on the applicable Security Questionnaire pertaining to the Company is accurate and complete in all material respects; and

(f) there has been no material change in any of such information since the date on which the applicable Security Questionnaire was signed by the Company.

6.2.  Representations and Warranties Concerning Collateral, Etc.  Each Company further represents and warrants to the Investor as follows:

(a) such Company is the sole and exclusive owner of the Collateral owned or purported to be owned by it free from any adverse Lien, except for Permitted Encumbrances,

(b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in § 9-102(a)(34) of the Uniform Commercial Code of the State,

(c) other than as set forth on Schedule 3 hereto, none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral,

(d) to the Company’s knowledge, such Company holds no commercial tort claim except as indicated on the applicable Security Questionnaire, and

(e) such Company has at all times operated its business in compliance, in all material respects, with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances,

(f) all information set forth on the applicable Security Questionnaire pertaining to the Collateral is accurate and complete and there has been no change in any of such information since the date on which the applicable Security Questionnaire was signed by such Company,

(g) this Agreement creates a valid and enforceable security interest in the Collateral securing the payment of the Obligations, and upon:  (i) the filing of financing statements in the jurisdictions set forth in Schedule 4 to this Agreement; (ii) the recordation of the Intellectual Property Security Agreements at the United States Patent and Trademark Office or United States Copyright Office, as applicable; (iii) the execution and delivery of sufficient deposit account control agreements by and among Investor and deposit banks where the applicable deposit accounts of such Companies are located; (iv) compliance with the Federal Assignment of Claims Act with respect to accounts that arise out of a contract with the United States of America or any department, agency, subdivision, instrumentality, independent establishment, commission, administration, authority, board or bureau thereof, or corporation in which the United States of America has a proprietary interest; such security interest will be a perfected security interest,

(h) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either:  (i) for the grant by such Company of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Company, or (ii) for the enforcement of Investor’s rights and remedies hereunder,

(i) the Security Questionnaire lists all items of registered Intellectual Property and applications for registered Intellectual Property owned by any Company in its own name, and all such registered Intellectual Property and applications for registered Intellectual Property of each Company are subsisting in good standing, unexpired, and have not been abandoned. The registered Intellectual Property listed on the Security Questionnaire is all of the material registered Intellectual Property owned by any Company in the operation of its Business. To the knowledge of each Company, all material Intellectual Property owned by such Company (A) is valid and enforceable, and (B) does not infringe the Intellectual Property rights of any other Person. No Company has received any written claim of infringement of any third party’s Intellectual Property, and to each Company’s knowledge, such Company is not violating, infringing or otherwise misappropriating any third party’s Intellectual Property.

(j) No Company owns or licenses any Patents registered or pending in any jurisdiction, other than Patent licenses that automatically transfer with title to a purchased product or service.

(k) There are, to the knowledge of any Company, no pending or threatened in writing  actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the applicable Company’s ownership, use, validity, enforceability of, or any Company’s rights in, any material Intellectual Property owned by such Company.  To each Company’s knowledge, no Person has been or is materially infringing, misappropriating, diluting, violating or otherwise impairing any material Intellectual Property owned by such Company.  No Company, and to each Company’s knowledge no other party to any material IP License is in material breach or default of such material IP License.

(l) The consummation of the transactions contemplated by any Loan Document shall not cause any breach or default of any material IP License, or impair the ownership, use, validity or enforceability of, or any rights of any Company in, any material Intellectual Property owned by it.

(m) none of the limited liability company interests of any Company in any limited liability company is a security under Section 8-103(c) of the UCC.

(n) except to the extent delivered to the Investor, there are no certificates, instruments or other documents representing the Securities,

(o) except as set forth in the respective operating agreements of the Companies, the Securities are not subject to any statutory, contractual or other restrictions governing their issuance, transfer, ownership or control,

(p) each Limited Liability Agreement has been delivered to the Investor and is a true, correct and complete copy thereof, and no Limited Liability Agreement has been amended or modified in any respect, except for such amendments or modifications as are attached to the copy thereof delivered to the Investor, and

(q) no Company has any further obligation to make any contribution or other payment with respect to any pledged Securities except as provided pursuant to the terms of the applicable Limited Liability Agreements.

SECTION 7	Covenants.

7.1.  Concerning Companies’ Legal Status.  Each Company covenants and agrees with the Investor as follows:

(a) without providing at least 30 days prior written notice to the Investor, no Company will change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one,

(b) if a Company does not have an organizational identification number and later obtains one, such Company will forthwith notify the Investor of such organizational identification number, and

(c) no Company will change its type of organization, jurisdiction of organization or other legal structure except as permitted by the Loan Agreement.

7.2.  Covenants Concerning Collateral, Etc.  Each Company further covenants and agrees with the Investor as follows:

(a) that portion of the Collateral consisting of tangible personal property, to the extent not delivered to the Investor pursuant to Section 4 or delivered to the Senior Lender, will be kept at those locations listed on the applicable Security Questionnaire and, except in connection with the activities otherwise permitted pursuant to Section 7.2(n), such Company will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Investor,

(b) except for Permitted Encumbrances, each Company is the sole and exclusive owner of Collateral owned by it (including the Intellectual Property owned by it) free from any right or claim of any other Person other than licenses to Intellectual Property entered into in the ordinary course of business, or any Lien, and such Company shall, at its own expense and in the exercise of its reasonable business judgment, defend the same against claims and demands of Persons claiming the same or any interests therein adverse to the Investor,

(c) no Company shall pledge, mortgage or create, or suffer to exist any Lien in the Collateral in favor of any Person, other than Permitted Encumbrances, and no Company shall permit any of the Collateral to be levied upon under any legal process, other than such legal process as may be contested in good faith by such Companies by appropriate proceedings and Permitted Encumbrances,

(d) no Company shall permit any Collateral to become an accession to any property as to which the Investor does not have perfected security interest,

(e) no Company shall:  (i) file or authorize or permit to be filed in any jurisdiction any financing statement relating to any of the Collateral naming any secured party other than the Investor or other holder of a Permitted Encumbrance; (ii) file or authorize or permit to be filed in the U.S. Patent and Trademark Office any security agreement or assignment relating to any of the Collateral naming any secured party or assignee other than the Investor or Senior Lender; (iii) file or authorize or permit to be filed in the U.S. Copyright Office any security agreement or assignment relating to any of the Collateral naming any secured party or assignee other than the Investor or Senior Lender; (iv) enter into any deposit account control agreement or securities account control agreement, in favor of any party other than Senior Lender or Lender; and (v) agree to comply with the instructions of any party (other than Senior Lender or Investor) with respect to its uncertificated securities as described in Section 8-106(c)(2) of the UCC,

(f) each Company, will, at its own expense, deliver and pledge to the Investor, endorsed or accompanied by instruments of assignment or transfer satisfactory to Investor, any instruments, documents and chattel paper which Investor may specify,

(g) each Company will, at its own expense, take any action which the Investor may reasonably request to create, preserve, perfect, extend, modify, terminate or otherwise effect any security interest granted pursuant to this Agreement or to enable the Investor to exercise or enforce any of its rights hereunder,

(h) each Company, will, at its own expense, keep and stamp or otherwise mark any of its documents, instruments and chattel paper and its books and records relating to any of the Collateral in such manner as Investor may reasonably require,

(i) each Company will, at its own expense, keep the Collateral in good order and repair, and no Company will knowingly use any Collateral in violation of law or any policy of insurance thereon or will knowingly permit anything to be done that would be reasonably likely to impair the value of any Collateral or the security intended to be afforded thereby,

(j) each Company will permit the Investor, or its designee, to inspect the Collateral at any reasonable time, wherever located, upon reasonable advance written notice to such Company (which advance written notice shall not be required if an Event of Default has occurred and is continuing),

(k) each Company will, at its own expense, pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, subject to such Company’s right to contest such taxes, assessments, charges, or levies in accordance with the Loan Agreement, and subject further to the right of such Company to abandon or fail to maintain any item of registered Intellectual Property (or any application for registration of Intellectual Property) that it reasonably determines has no material value to its business and would not reasonably be expected to have a Material Adverse Effect.

(l) each Company will, at its own expense, continue to operate its business in compliance, in all material respects, with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances,

(m) each Company will, at its own expense, pay or reimburse Investor in the amount of all expenses (including without limitation reasonable fees and expenses of attorneys, experts and agents) incurred in any way in connection with the exercise, defense or assertion of any rights or interest of Investor hereunder, the enforcement of any provisions hereof, or the management, preservation, use, operation, maintenance, collection, possession, disposition or enforcement of any of the Collateral (all such expenses to be Obligations hereunder), and

(n) no Company will sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales of inventory in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices and (iii) other dispositions permitted by the Loan Agreement.

(o) Each Company shall (or, as applicable, shall cause its licensees of Trademarks to) (i) (1) continue to use each Trademark owned by it and included in the Collateral in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, unless such Company determines that the use, pursuit or maintenance of such Trademark is no longer desirable in the conduct of such Company’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect, (2) maintain at least the same standards of quality of products or services offered under such Trademark as are currently maintained unless failure to do so could not reasonably be expected to have a Material Adverse Effect, (3) shall use commercially reasonable efforts to use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Investor shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not knowingly do any act or knowingly omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, unless such Company determines that the use, pursuit or maintenance of such Trademark is no longer desirable in the conduct of such Company’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect, (x) any Patent owned by it and included in the Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public, unless such Company determines that the use, pursuit or maintenance of such Patent is no longer desirable in the conduct of such Company’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect, (y) any portion of the Copyrights that is owned by it and included in the Collateral may become invalidated, otherwise impaired or fall into the public domain, unless such Company determines that the use, pursuit or maintenance of such Copyright is no longer desirable in the conduct of such Company’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect, or (z) allow any Trade Secret that is owned by it and included in the Collateral to become publicly available or otherwise unprotectable, unless such Company determines that the use, pursuit or maintenance of such Trade Secret is no longer desirable in the conduct of such Company’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

(p) Each Company shall notify Investor promptly if it knows that any application or registration relating to its material registered Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability of such Company’s ownership of, interest in, right to use, register, own or maintain any material registered Intellectual Property. Such Company shall take all actions that are commercially reasonable to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the material registered Intellectual Property, unless such Company determines that the use, pursuit or maintenance of such registration or recordation is no longer desirable in the conduct of such Company’s business, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

SECTION 8	Insurance.

8.1.  Maintenance of Insurance.  Each Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that each Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Investor.  In addition, all such insurance shall be payable to the Investor as loss payee under a “standard” or “New York” loss payee clause (subject to the terms of the DLL Intercreditor Agreement).  Without limiting the foregoing, each Company will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Company; business interruption insurance; and product liability insurance.

8.2.  Insurance Proceeds.  The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby:  (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $500,000, be disbursed to the applicable Company for direct application by such Company solely to the repair or replacement of such Company’s property so damaged or destroyed, (ii) in all other circumstances, be held by the Investor as cash collateral for the Obligations.  The Investor may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Investor may reasonably prescribe, for direct application by such Company solely to the repair or replacement of such Company’s property so damaged or destroyed, or the Investor may apply all or any part of such proceeds to the Obligations.  For the avoidance of doubt, references to the proceeds of casualty insurance under this Section 8.2 shall not include the proceeds of any keyman life insurance of any Company assigned to the Investor under Section 8.12 of the Loan Agreement, all of which shall be paid directly to the Investor.

8.3.  Continuation of Insurance.  All policies of insurance shall provide:  (i) for at least 30 days prior written cancellation notice to the Investor for any cancellation unrelated to the payment of premiums and (ii) for at least 10 days prior written cancellation relating to the failure to pay premiums. In the event of failure by any Company to provide and maintain insurance as herein provided within ten (10) days’ following such Company’s receipt of written notice of such failure from the Investor, the Investor may, at its option, provide such insurance and charge the amount thereof to such Company.  Each Company shall, upon the request of the Investor, furnish the Investor with certificates of insurance and copies of endorsements evidencing compliance with the foregoing insurance provision.

SECTION 9	Collateral Protection Expenses; Preservation of Collateral.

9.1.  Expenses Incurred by Investor.  In the Investor’s discretion, upon notice to the Company, if any Company fails to do so, the Investor may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums.  Each Company agrees to reimburse the Investor on demand for all expenditures so made.  The Investor shall have no obligation to any Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure any Default or Event of Default.

9.2.  Investor’s Obligations and Duties.  Anything herein to the contrary notwithstanding, each Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder.  The Investor shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Investor of any payment relating to any of the Collateral, nor shall the Investor be obligated in any manner to perform any of the obligations of any Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Investor in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Investor or to which the Investor may be entitled at any time or times.  The Investor’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under § 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Investor deals with similar property for its own account.

SECTION 10	Securities and Deposits.

The Investor may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations.  Whether or not any Obligations are due, the Investor may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Investor to any Company may at any time be applied to or set off against any of the Obligations then due and owing.

SECTION 11	Notification to Account Debtors and Other Persons Obligated on Collateral.

If an Event of Default shall have occurred and be continuing, each Company shall, at the request and option of the Investor, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Investor in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Investor or to any financial institution designated by the Investor as the Investor’s agent therefor, and the Investor may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Company, so notify account debtors and other Persons obligated on Collateral.  Subject to the DLL Intercreditor Agreement, after the making of such a request or the giving of any such notification, each Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Company as trustee for the Investor without commingling the same with other funds of such Company and shall turn the same over to the Investor in the identical form received, together with any necessary endorsements or assignments.  The Investor shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Investor to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

SECTION 12	Power of Attorney.

12.1.  Appointment and Powers of Investor.  Each Company hereby irrevocably constitutes and appoints the Investor and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Investor’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes set forth in paragraphs (a) and (b) below hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Investor were the absolute owner thereof for all purposes, and to do, at such Company’s expense, at any time, or from time to time, all acts and things which the Investor deems necessary or useful to protect, preserve or realize upon the Collateral and the Investor’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to Trademarks, Copyrights, Patents and applicable Ancillary IP Rights, (ii) upon written notice to such Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Investor so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that such Company’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Company’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Investor may deem appropriate and to execute in such Company’s name such financing statements and amendments thereto and continuation statements which may require such Company’s signature.

12.2.  Ratification by Company.  To the extent permitted by law, each Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

12.3.  No Duty on Investor.  The powers conferred on the Investor hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Investor shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and each Company agrees to hold harmless and indemnify Investor and its officers, directors, employees or agents from and against any and all claims, losses and liabilities arising out of or resulting from the Agreement (including without limitation enforcement of this Agreement) or Investor’s interest in the Collateral, except for claims, losses or liabilities arising or resulting sole from the Investor’s own gross negligence or willful misconduct.

SECTION 13	Rights and Remedies.

13.1.  Exercise of Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Investor, without any other notice to or demand upon any Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral in accordance with the provisions of the Uniform Commercial Code, and for that purpose the Investor may, so far as any Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom in accordance with the provisions of the Uniform Commercial Code.  The Investor may in its discretion require any Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of any Company’s principal office(s) or at such other locations as the Investor may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Investor shall give to any Company at least (10) ten Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Each Company hereby acknowledges that (10) ten Business Days prior written notice of such sale or sales shall be reasonable notice.  In addition, each Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Investor’s rights and remedies hereunder, including, without limitation, its right following and during the continuation of an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto provided that such rights and remedies are exercised in accordance with the Uniform Commercial Code.  In addition, the Investor may take actions specified in Sections 13.2, 13.3 and 13.5 hereof after the occurrence and during the continuance of an Event of Default, but not prior thereto or after an Event of Default has been waived in writing by the Investor.

13.2.  Exercise of Rights and Remedies with Respect to Securities.  Upon the occurrence and during the continuation of an Event of Default:

(a) Investor may transfer or cause to be transferred any of the pledged Securities into its own or a nominee’s or nominees’ names.

(b) Investor shall be entitled to receive and apply in payment of the Obligations any cash dividends, interest or other payment on the pledged Securities.

(c) Investor shall be entitled to exercise in Investor’s discretion all voting rights, if any, pertaining thereto and in connection therewith and at the written request of Investor, any Company shall execute any appropriate dividend, payment or brokerage orders or proxies.

(d) Any Company shall take any action necessary or required or requested by Investor, in order to allow Investor fully to enforce the pledge of the Securities hereunder and realize thereon to the fullest possible extent, including but not limited to the filing of any claims with any court, liquidator or trustee, custodian, receiver or other like Person.

(e) Investor shall have all the rights and remedies granted or available to it hereunder, under the Uniform Commercial Code as in effect from time to time in Pennsylvania, under any other statute or the common law, or under any of the Loan Documents, including the right to sell the pledged Securities or any portion thereof at one or more public or private sales upon ten (10) days’ written notice and to bid thereat or purchase any part or all thereof in its own or a nominee’s or nominees’ names,  free and clear of any equity of redemption; and to apply the net proceeds of the sale, after deduction for any expenses of sale,  including the payment of all Investor’s reasonable attorneys’ fees in connection with the Obligations and the sale, to the payment of the Obligations in any manner or order which Investor in its sole discretion may elect, without further notice to or consent of any Company and without regard to any equitable principles of marshalling or other like equitable doctrines.

13.3.  Exercise of Rights and Remedies with Respect to Intellectual Property.  Upon the occurrence and during the continuation of an Event of Default:

(a) The Investor may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Company at the United States Patent and Trademark Office and/or Copyright Office into the name of the Investor or any designee or any purchaser of any Collateral.

(b) Each Company hereby grants to Investor a royalty free nonexclusive license to use, apply, and affix any Trademark, tradename, logo, or the like in which such Company now or hereafter has rights, such license being with respect to Investor’s exercise of the rights hereunder, including, without limitation, in connection with any completion of the manufacture of any inventory or sale or other disposition of inventory.

13.4.  Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on the Investor to exercise remedies in a commercially reasonable manner, each Company acknowledges and agrees that it is not commercially unreasonable for the Investor:

(a) to fail to incur expenses reasonably deemed significant by the Investor to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition,

(b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,

(c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral,

(d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists,

(e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature,

(f) to contact other Persons, whether or not in the same business as any Company, for expressions of interest in acquiring all or any portion of the Collateral,

(g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature,

(h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets,

(i) to dispose of assets in wholesale rather than retail markets,

(j) to disclaim disposition warranties,

(k) to purchase insurance or credit enhancements to insure the Investor against risks of loss, collection or disposition of Collateral or to provide to the Investor a guaranteed return from the collection or disposition of Collateral, or

(l) to the extent deemed appropriate by the Investor, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Investor in the collection or disposition of any of the Collateral.

Each Company acknowledges that the purpose of this Section 13.4 is to provide non-exhaustive indications of what actions or omissions by the Investor would fulfill the Investor’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Investor’s exercise of remedies against the Collateral and that other actions or omissions by the Investor shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 13.4.  Without limitation upon the foregoing, nothing contained in this Section 13.4 shall be construed to grant any rights to any Company or to impose any duties on the Investor that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 13.4.

13.5.  Sale of Securities.

(a) The Companies recognize that Investor may be unable to effect a sale to the public of all or part of the Securities by reason of certain prohibitions or restrictions in the federal or state securities laws and regulations (herein collectively called the “Securities Laws”), or the provisions of other federal and state laws, regulations or rulings, but may be compelled to resort to one or more sales to a restricted group of purchasers who will be required to agree to acquire the Securities for their own account, for investment and not with a view to the further distribution or resale thereof without restriction.  The Companies agree that any sale(s) so made may be at prices and on other terms less favorable to the Companies than if the Securities were sold to the public, and that Investor has no obligation to delay sale of the Securities for period(s) of time necessary to permit the issuer thereof to register the Securities for sale to the public under any of the Securities Laws.  The Companies agree that negotiated sales whether for cash or credit made under the foregoing circumstances shall not be deemed for that reason not to have been made in a commercially reasonable manner.  The Companies shall cooperate with Investor and shall satisfy any requirements under the Securities Laws applicable to the sale or transfer of the Securities by Investor.

(b) In connection with any sale or disposition of the Collateral, Investor is authorized to comply with any limitation or restriction as it may be advised by its counsel is necessary in order to avoid any violation of applicable law or to obtain any required approval of the purchaser(s) by any governmental regulatory body or officer and it is agreed that such compliance shall not result in such sale being considered not to have been made in a commercially reasonable manner nor shall Investor be liable or accountable by reason of the fact that the proceeds obtained at such sale(s) are less than might otherwise have been obtained.

(c) Investor may elect to obtain the advice of any independent nationally-known investment banking firm, which is a member firm of the New York Stock Exchange, with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition.  Investor, in its sole discretion, may elect to sell on such credit terms which it deems reasonable.

SECTION 14	No Waiver by Investor, etc.

The Investor shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Investor.  No delay or omission on the part of the Investor in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of the Investor with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Investor deems expedient.

SECTION 15	Suretyship Waivers by Companies.

Each Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, each Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Investor may deem advisable.  The Investor shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2.  The Company further waives any and all other suretyship defenses.

SECTION 16	Marshalling.

The Investor shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Investor’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Company hereby irrevocably waives the benefits of all such laws.

SECTION 17	Proceeds of Dispositions; Expenses.

Each Company shall pay to the Investor on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Investor in protecting, preserving or enforcing the Investor’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Investor may determine or in such order or preference as is provided in the Facilities Agreement, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9- 608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Companies.  In the absence of final payment and satisfaction in full of all of the Obligations, the Companies shall remain liable for any deficiency.

SECTION 18	Overdue Amounts.

Until paid in full in cash, all amounts due and payable by the Companies hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

SECTION 19	Governing Law.

THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE.

SECTION 20	Consent to Jurisdiction and Service of Process.

The Companies agree that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by regular or certified mail at the address specified in Section 22.  Each Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.  Notwithstanding the foregoing, each Company agrees that any action brought by such Company shall be commenced and maintained only in a court in the federal judicial district or county in which the Investor has its principal place of business in the State.

SECTION 21	Waiver of Jury Trial.

EACH COMPANY AND INVESTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, each Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each Company (i) certifies that neither the Investor nor any representative, agent or attorney of the Investor has represented, expressly or otherwise, that the Investor would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (ii) acknowledges that, in entering into the Facilities Agreement and the other Loan Documents to which the Investor is a party, the Investor is relying upon, among other things, the waivers and certifications contained in this Section 21.

SECTION 22	Security Notice.

Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and deemed to have been sufficiently given, subject to the further provisions of this Section 22, for all purposes when presented personally to such party or sent via facsimile or by certified or registered mail, return receipt requested, with proper postage prepaid, or any national overnight delivery service, with proper charges prepaid, to such party at its address set forth below:

(a) The Companies:

Emtec, Inc.
100 Matsonford Road
Two Radnor Corporate Center
Suite 420
Radnor, PA 19087
Fax No:  (484) 654-2539
Attention:  Gregory Chandler

with a required copy to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Fax No:  (215) 994-2222
Attention: Gary L. Green, Esquire and Stephen M. Leitzell, Esquire

(b) The Investor:

NewSpring SBIC Mezzanine Capital II, L.P.
Radnor Financial Center
555 Lancaster Avenue, Suite 520
Radnor, PA  19087
Fax: (610) 567-2388
Attention:  Steven Hobman

with a required copy to:

Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, Pennsylvania 19312
Fax: (610) 640-7835
Attention: Christopher S. Miller, Esquire

Such notice shall be deemed to be received (i) when delivered if delivered personally, or sent via facsimile, (ii) the next business day after the date sent if sent by a national overnight delivery service, or (iii) three (3) business days after the date mailed if mailed by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

SECTION 23	Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute on and the same agreement.

SECTION 24	Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the successors or assigns of the Companies and the Investor and shall constitute a continuing agreement, applying to all future as well as existing transactions between the Companies and the Investor, or their successors and assigns.

SECTION 25	Termination and Release.

(a) Emtec shall give notice to Investor at least two (2) Business Days (but no more than fifteen (15) Business Days) prior to payment in full of all the Obligations (other than:  (i) wholly contingent indemnification obligations not then due and (ii) Obligations in connection with the Warrant (“Warrant Obligations”)).  This Agreement shall terminate and the security interests granted hereby shall be automatically released when all the Obligations (other than:  (i) wholly contingent indemnification obligations not then due and (ii) Warrant Obligations) have been indefeasibly paid in full and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Investor and each Company hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to the Companies; provided, however, that if prior to or simultaneously with such payment in full of the Obligations (other than:  (i) wholly contingent indemnification obligations not then due and (ii) Warrant Obligations) the Investor delivers to Emtec a Repurchase Notice under Section 9 of the Warrant, then, this Agreement shall not terminate, the Warrant Obligations shall not be automatically released, and all rights to the Collateral shall not revert to the Companies, until payment in full of the Warrant Obligations. At the request and sole expense of any Company following any such termination, the Investor shall deliver to such Company any Collateral held by the Investor hereunder, and execute and deliver to such Company such documents as such Company shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Company in a transaction permitted by the Loan Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Investor, at the request and sole expense of such Company, shall execute and deliver to such Company all releases and other documents necessary for the release of the Liens created hereby on such Collateral; provided that such Company shall provide to the Investor evidence of such transaction's compliance with the Loan Agreement and the other Loan Documents as the Investor shall reasonably request. At the request and sole expense of Emtec, a Company shall be released from its obligations hereunder in the event that all the Securities of such Company are sold, transferred or otherwise disposed of in a transaction permitted by the Loan Agreement; provided that Emtec shall have delivered to the Investor, at least ten (10) Business Days (or such shorter period reasonably acceptable to the Investor) prior to the date of the proposed release, a written request for release identifying the relevant Company and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Emtec stating that such transaction is in compliance with the Loan Agreement and the other Loan Documents.

SECTION 26	Miscellaneous.

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Companies and their successors and assigns, and shall inure to the benefit of the Investor and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Companies acknowledge receipt of a copy of this Agreement.

SECTION 27	Intercreditor Matters.

Notwithstanding anything herein to the contrary:

(a) In the event of any conflict between the terms of the DLL Intercreditor Agreement and this Agreement, the terms of the DLL Intercreditor Agreement shall govern and control.  Notwithstanding any other provision of this Agreement, the exercise of any right or remedy by Investor hereunder is subject to the provisions of the DLL Intercreditor Agreement.

(b) At all times that the DLL Intercreditor Agreement is in effect, any obligation of any Company in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) delivery of Collateral (as defined herein) to, or the possession of control of Collateral by, the Investor shall be deemed complied with (or, in the case of any representation or warranty made hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession, or control of Collateral is by, the Senior Lender.

Signature Page Follows

IN WITNESS WHEREOF, the Companies have caused this Agreement to be duly executed as of the date first above written.

EMTEC, INC., a Delaware corporation

By: ______________________________
Name:
Title:

EMTEC, INC., a New Jersey corporation

By:______________________________
Name:
Title:

EMTEC INFRASTRUCTURE SERVICES CORPORATION

By:______________________________
Name:
Title:

EMTEC VIASUB, LLC

By:______________________________
Name:
Title:

EMTEC GLOBAL SERVICES, LLC

By:______________________________
Name:
Title:

KOAN-IT (US) CORP.

By:______________________________
Name:
Title:

EMTEC FEDERAL, INC.

By:______________________________
Name:
Title:

Signature Page to Security Agreement

eBUSINESS APPLICATIONS SOLUTIONS, INC.

By:______________________________
Name:
Title:

LUCEO, INC.

By:______________________________
Name:
Title:

AVEEVA, INC.

By:______________________________
Name:
Title:

SECURE DATA, INC.

By:______________________________
Name:
Title:

COVELIX, INC.

By:______________________________
Name:
Title:

DINERO SOLUTIONS, LLC

By:______________________________
Name:
Title:

GNUCO, LLC

By:______________________________
Name:
Title:

Signature Page to Security Agreement

NEWSPRING SBIC MEZZANINE CAPITAL II, L.P.

By:  NSM SBIC II GP, L.P.
Its General Partner

By:  NSM SBIC II GP, LLC
Its General Partner

By:________________________________
Steven D. Hobman
President

Signature Page to Security Agreement

SCHEDULE 1

SECURITY AGREEMENT QUESTIONNAIRES

SCHEDULE 2

SECURITIES

SCHEDULE 3

ACCOUNT DEBTORS COVERED BY THE FEDERAL ASSIGNMENT OF CLAIMS ACT

SCHEDULE 4

FINANCING STATEMENT JURISDICTIONS